Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS

THIRD QUARTER 2004 EARNINGS

McLean, VA, October 28, 2004 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter ended September 30, 2004.

Consolidated Financial Results

For the quarter ended September 30, 2004, the Company reported consolidated total revenue of $36.0 million and consolidated net income of $0.6 million, or $.01 per diluted share. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $3.8 million, or $.10 per diluted share, for the quarter. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $6.0 million, or $.15 per diluted share, for the quarter.

For the nine months ended September 30, 2004, the Company reported consolidated total revenue of $80.0 million and consolidated net income of $3.3 million, or $.08 per diluted share. FFO was $10.2 million, or $.26 per diluted share, for the nine-month period. EBITDA was $11.9 million, or $.30 per diluted share, for the nine-month period.

During the quarter, the Company acquired nine hotels consisting of 2,736 rooms for approximately $329.7 million, including the assumption of mortgage debt of $11.6 million. The financial results for the third quarter 2004 include the results of operations for each hotel from their respective acquisition dates.

“We are pleased with our overall performance for the third quarter given that our portfolio is growing rapidly and is under significant transition in terms of renovations and repositioning,” said James L. Francis, Highland’s Chief Executive Officer and President. “Due to our acquisition efforts, we added nine hotels during the quarter that significantly

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

grow our portfolio and diversify our holdings consistent with our targeted strategy. As we enter the fourth quarter and into next year, we expect to see continued improvement in performance, driven by overall hotel industry improvements, coupled with our renovation, repositioning, and asset management efforts.”

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes both FFO and EBITDA to be key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended September 30, 2004, the Company’s 17 hotels contributed $36.0 million of total revenue and $8.2 million of hotel operating profit. Included in the following table are the key hotel operating statistics for the Company’s 17 hotel properties for the third quarter 2004. Also included is a comparison of the hotel operating statistics for the third quarter 2004 and 2003 for the Company’s 15 hotel properties that were open and operating during both periods. This latter comparison does not include, for either period, hotel operating statistics for the Sugar Land Marriott hotel and Hilton Garden Inn Virginia Beach hotel, as these two hotels did not open for business until October 2003 and November 2003, respectively. The hotel operating statistics for the 15 hotels for the third quarter 2003 reflect the results of operations of the hotels under previous ownership.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

	Quarter Ended September 30, 2004		Quarter Ended September 30,2003
	Total	Comparable	Comparable
Occupancy %	70.7%	71.2%	70.5%
Average Daily Rate (“ADR”)	$113.55	$114.69	$112.41
Revenue per Available Room (“RevPAR”)	$80.30	$81.62	$79.29

Balance Sheet/Liquidity

During the third quarter 2004, the Company completed the following financing transactions:

-	$67.0 million mortgage financing with Column Financial, Inc., an affiliate of Credit Suisse First Boston. The loan matures in July 2011, bears interest at a fixed rate of 6.47% annually, and is secured by the Portsmouth Renaissance hotel and conference center, the Hyatt Regency Savannah hotel and the Hilton Garden Inn BWI Airport hotel;

-	$160.0 million financing with JP Morgan Chase Bank, comprised of a $135 million mortgage loan and a $25 million mezzanine loan. The proceeds were used to acquire a four-hotel portfolio from Wyndham International, Inc, which provided the collateral for the mortgage loan. The financing bears interest at a fixed, blended rate of 6.65% annually and matures in August 2011;

-	$38.0 million mortgage financing with Connecticut General Life Insurance Company (CIGNA) secured by the Dallas/Fort Worth Airport Marriott hotel. The loan matures in September 2011 and carries a fixed rate of interest of 5.80% annually; and

-	Assumed $11.6 million of mortgage financing in conjunction with the acquisition of the Courtyard Denver Airport hotel. The loan matures in November 2008 and carries a floating rate of interest at LIBOR, plus 175

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

basis points, which has been swapped for a fixed interest rate of 7.4% annually.

As of September 30, 2004, the Company had $30.7 million of cash and cash equivalents. Total assets were $678.4 million, including $579.9 million of net investment in hotel properties, total debt was $293.7 million, and stockholders’ equity was $352.2 million.

During the third quarter 2004, the Company generated $10.5 million of cash flow from its operations and used $348.5 million in investing activities, primarily to acquire the nine hotels previously discussed. Funds for these acquisitions were provided through $276.6 million of issued or assumed debt and remaining proceeds from the Company’s initial public offering.

The Company is currently in the process of completing a corporate term loan credit facility. The corporate term loan credit facility will provide additional capacity and flexibility for the Company to meet its stated investment objectives, while maintaining its targeted leverage objectives of approximately 50% debt-to-capitalization. The Company anticipates that this facility will be completed during the fourth quarter 2004.

Douglas W. Vicari, Highland’s Executive Vice-President and Chief Financial Officer, stated, “Our financing activities during the quarter enabled us to close on our acquisition targets and further explore financing options as we develop our overall capital structure. To-date this year, we have raised approximately $265.0 million of fixed rate debt with a blended interest rate below 6.5%, which we believe leaves us well positioned for the future.”

Acquisition Activity/Investment Outlook and Pipeline

During the third quarter 2004, the Company acquired nine hotels consisting of 2,736 rooms for an aggregate purchase price of $329.7 million, including the assumption of mortgage debt of $11.6 million. Included below is a list of the properties acquired:

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Property	# of Rooms	Location	Acquired	Consideration (in millions)
Residence Inn Tampa Downtown	109	Tampa, FL	8/2/2004	$13.5
Courtyard Savannah Historic District	156	Savannah, GA	8/2/2004	$25.0
Hyatt Regency Wind Watch Long Island	360	Hauppauge, NY	8/19/2004	$50.1
Courtyard Tremont Boston	322	Boston, MA	8/19/2004	$38.8
Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA	8/19/2004	$61.8
Hilton Parsippany	510	Parsippany, NJ	8/19/2004	$78.2
Radisson Mount Laurel	283	Mount Laurel, NJ	9/1/2004	$14.5
Omaha Marriott	299	Omaha, NE	9/15/2004	$29.1
Courtyard Denver Airport	202	Denver, CO	9/17/2004	$18.7

	2,736			$329.7

The Company continues to actively pursue investment opportunities that fit its strategic objectives. Since its initial public offering on December 19, 2003, the Company has committed approximately $670 million of capital towards the completion of its acquisition pipeline. A significant number of the hotels acquired to-date are under transition in terms of renovation, rebranding, management company transition, or stabilization. The breakdown of the transition is as follows:

	# of Hotels	# of Rooms	% of Total Rooms
Renovation	3	779	16%
Renovation and Management Transition*	4	1,460	30%
Management Transition	2	809	16%
Stabilization	2	476	10%

Total Under Transition	11	3,524	72%

Total Hotel Portfolio	17	4,952	100%

* 3 of the 4 hotels are also being rebranded

James L. Francis stated, “Our current hotel portfolio is an excellent representation of our investment strategy. We continue to focus on hotels that will immediately produce solid and consistent current returns, as well as hotels that we believe will provide us with upside through renovation and franchise repositioning efforts. We see a strong and competitive acquisition market with many opportunities available to us, but we will continue to carefully allocate our capital to investments that will maximize our returns and increase shareholders’ value over the long-term.”

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Dividend Update and Outlook

During the third quarter 2004, the Company declared a dividend of $.09 per share payable to its common shareholders of record as of September 30, 2004. The dividend was paid on October 15, 2004. As previously announced, the Company currently anticipates that it will declare a dividend for the fourth quarter 2004 ranging from $.14—$.16 per share to its common shareholders of record as of December 31, 2004. The dividend is expected to be paid in mid-January 2005.

2004 Outlook

“We continue to be encouraged by the performance of our industry during the first nine months of 2004,” advised Mr. Francis. “With key business travel and overall demand indicators pointing positive, we expect our portfolio will benefit from these strong fundamentals, as well as our efforts to renovate and reposition a significant number of our hotels.”

Subsequent Event

On October 27, 2004, the Company announced the signing of a definitive agreement to acquire the 197-room Sheraton Annapolis hotel for $18.0 million, or approximately $91,400 per room.

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Thursday, October 28, 2004, to discuss its third quarter 2004 financial results. The number to call for this interactive teleconference is 1 (800) 862-9098 (within the United States) and 1 (785) 424-1051 (for international calls). The conference I.D. is Highland. A playback will be available through November 4, 2004. To listen to a replay of the call,

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

please call 1 (888) 566-0177 (within the United States) or 1 (402) 530-9315 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the third quarter 2004 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through January 26, 2005.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns 17 hotel properties in ten states with an aggregate of 4,952 rooms. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2004	December 31, 2003
ASSETS
Investment in hotel properties, net	$579,887	$147,562
Asset held for sale	3,000	—
Deposit on hotel property acquisition	8,000	—
Cash and cash equivalents	30,686	225,630
Restricted cash	37,659	—
Accounts receivable, net	10,203	2,917
Prepaid expenses and other assets	5,944	3,379
Deferred financing costs, net	3,036	—

Total assets	$678,415	$379,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt	$293,674	$—
Accounts payable and accrued expenses	17,203	6,936
Payable to affiliates	—	8,832
Dividends/distributions payable	3,687	—
Other liabilities	3,261	—

Total liabilities	317,825	15,768

Minority interest in operating partnership	8,419	8,457
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at September 30, 2004 and December 31, 2003	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,002,011 shares and 39,882,500 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	400	399
Additional paid-in capital	366,871	365,454
Unearned compensation	(6,956)	(7,917)
Accumulated deficit	(8,144)	(2,673)

Total stockholders' equity	352,171	355,263

Total liabilities and stockholders' equity	$678,415	$379,488

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
REVENUE
Rooms	$24,722	$53,265
Food and beverage	9,698	23,482
Other	1,594	3,255

Total revenue	36,014	80,002

EXPENSES
Hotel operating expenses:
Rooms	5,879	11,969
Food and beverage	7,546	18,034
Other direct	910	1,987
Indirect	13,444	29,270

Total hotel operating expenses	27,779	61,260
Depreciation and amortization	3,192	6,918

Corporate general and administrative:
Stock-based compensation	758	2,348
Other	1,494	4,457

Total operating expenses	33,223	74,983

Operating income	2,791	5,019

Interest income	252	927
Interest expense	2,852	3,498

Income before minority interest in operating partnership and income taxes	191	2,448

Minority interest in operating partnership	(14)	(80)
Income tax benefit	392	959

Net income	$569	$3,327

Earnings per share:
Numerator:
Net income	$569	$3,327
Less: dividends on unvested restricted common stock	(82)	(198)

Net income after dividends on unvested restricted common stock	$487	$3,129
Denominator:
Weighted average number of common shares outstanding—basic	39,092,011	39,085,659
Weighted average number of common shares outstanding—diluted	39,425,278	39,393,270

Earnings per share:
Basic	$0.01	$0.08
Diluted	$0.01	$0.08

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FFO AND EBITDA

(in thousands, except per share data)

The following table reconciles net income to FFO for the three and nine months ended September 30, 2004:

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
Net income	$569	$3,327
Add: Depreciation and amortization	3,192	6,918

FFO	$3,761	$10,245

FFO per share:
Basic	$0.10	$0.26
Diluted	$0.10	$0.26

The following table reconciles net income to EBITDA for the three and nine months ended September 30, 2004:

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
Net income	$569	$3,327
Add: Depreciation and amortization	3,192	6,918
Interest expense	2,852	3,498
Less: Interest income	(252)	(927)
Income tax benefit	(392)	(959)

EBITDA	$5,969	$11,857

EBITDA per share:
Basic	$0.15	$0.30
Diluted	$0.15	$0.30